Exhibit 10.1

AMENDED AND RESTATED

CHIPOTLE MEXICAN GRILL, INC.

2011 STOCK INCENTIVE PLAN

1.    Purpose of the Plan

The purpose of the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan as set forth herein (this “Plan”) is to attract and retain Employees, Consultants and Non-Employee Directors and to provide additional incentives for these persons consistent with the long-term success of the business of Chipotle Mexican Grill, Inc. (the “Company”) and its Subsidiaries. This Plan was most recently approved by stockholders on May 13, 2015 as the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “2015 Plan”). This amendment and restatement is subject to the approval of the Company’s stockholders, and shall have no effect prior to that time.

The amendments made herein shall affect only Awards granted on or after the Effective Date (as hereinafter defined herein). Awards granted prior to the Effective Date shall be governed by the terms of the 2015 Plan (including any earlier amendment and restatement that is referred in the 2015 Plan) and Award Agreements as in effect prior to the Effective Date. The terms of this Plan are not intended to affect the interpretation of the terms of the 2015 Plan as they existed prior to the Effective Date.

2.    Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)    “Board” or “Board of Directors” means the Board of Directors of Chipotle.

(b)    “Business Combination” means a merger, consolidation, reorganization or similar transaction.

(c)    “Cause” means, when used in connection with the termination of a Participant’s employment with the Company, unless otherwise provided in the Participant’s award agreement with respect to an Incentive Award or effective employment agreement or other written agreement with respect to the termination of a Participant’s employment with the Company, the termination of the Participant’s employment with the Company on account of: (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is materially injurious to the Company; (iii) a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company; (iv) the Participant’s unauthorized removal from the premises of the Company of any document (in any medium or form) relating to the Company or the customers of the Company; or (v) the commission by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment prior to a Change in Control, it is discovered that such Participant’s employment could have been terminated for Cause, the Participant’s employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(d)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of one or more of the following events:

(i)    Any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”), directly or indirectly, of twenty-five percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of twenty-five percent or more of the outstanding Voting Securities (A) in connection with a Business Combination that is not a Change in Control pursuant to sub-clause (iii), below, or (B) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided, however, that if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company and at any time after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficial Owner of twenty-five percent or more of the outstanding Voting Securities, a Change in Control shall occur;

(ii)    The individuals who, as of March 16, 2011 are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors; provided, however that if the election or appointment, or nomination for election by Chipotle’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)    The consummation of:

(A)    a Business Combination with or into the Company or in which securities of Chipotle are issued, unless such Business Combination is a Non-Control Transaction;

(B)    a complete liquidation or dissolution of the Company; or

(C)    the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

For purposes of the Plan, a “Non-Control Transaction” is Business Combination involving the Company where:

(x)    the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or the corporation issuing its voting securities as part of, such Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

(y)    the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

(z)    no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company immediately following the time at which such transaction occurs, is a Beneficial Owner of twenty-five percent or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such Business Combination.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Incentive Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in (i), (ii), or (iii) above with respect to such Incentive Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A of the Code. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred for purposes of this Section 2(d), and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e)    “Chipotle” means Chipotle Mexican Grill, Inc., a Delaware corporation, and any successor thereto.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder; provided, however, that references to “performance-based compensation” under Section 162(m) shall refer to the Internal Revenue Code of 1986 as in effect as of December 31, 2017, and all regulations, interpretations and administrative guidance issued thereunder.

(g)    “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(h)    “Common Stock” means Chipotle’s Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.

(i)    “Company” means Chipotle and all of its Subsidiaries, collectively.

(j)     “Consultant” means any consultant or advisor to the Company or any of its Subsidiaries who may be offered securities registrable on Form S-8 under the Securities Act or pursuant to Rule 701 of the Securities Act, or any other available exemption, as applicable.

(k)    “Dividend Equivalent” means a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend Equivalents may be granted based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Incentive Award is granted to a Participant and such date or dates as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents shall be subject to the same restrictions as the shares subject to the underlying Incentive Award. Dividend Equivalents with respect to an Incentive Award with performance-based vesting that are based on dividends paid prior to the vesting of such Incentive Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and such award vests. No Dividend Equivalent shall be payable with respect to any Incentive Award unless specified by the Committee in the agreement evidencing the Incentive Award. Dividend Equivalents shall not be issued in tandem with Options or stock appreciation rights.

(l)    “Effective Date” means May 22, 2018, subject to shareholder approval at the Company’s 2018 annual shareholders’ meeting (or any adjournment thereof).

(m)    “Eligible Person” means any (i) Employee; (ii) Non-Employee Director or (iii) Consultant; including persons who have accepted offers of employment or consultancy from the Company or its Subsidiaries (and would satisfy the provisions of clauses (i) through (iii) above once such person begins employment with or providing services to the Company or its Subsidiaries).

(n)    “Employee” means an individual who is on the payroll of the Company or one of its Subsidiaries, and is classified on the employer’s human resource payroll system as a regular full-time or regular part-time employee.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value” or “FMV” means, as of any date, the value of a share of Common Stock as determined by the Committee, in its discretion, subject to the following:

(i) If, on such date, Common Stock is listed on the New York Stock Exchange (“NYSE”) (or such other national securities exchange as may at the time be the principal market for the Common Stock), then: the Fair Market Value of a share shall be the closing price of a share of Common Stock as quoted on such exchange, as reported in The Wall Street Journal or such other source as the Company deems reliable (or, if no such closing price is reported, the closing price on the last preceding date on which a sale of Common Stock occurred); provided, however, that the Committee may, in its discretion, determine the Fair Market Value of a share of Common Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Common Stock on such date or the preceding trading day, the actual sale price of a Share, any other reasonable basis using actual transactions involving shares of Common Stock as reported on an established U.S. national or regional securities exchange, or on any other basis consistent with the requirements of Section 409A of the Code.

(ii) If the Common Stock is not then listed and traded on the NYSE or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a share of Common Stock on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

(iii) The Committee may vary in its discretion the method of determining Fair Market Value as provided in this Section for purposes of different provisions under the Plan. The Committee may delegate its authority to establish Fair Market Value for purposes of determining whether sufficient consideration has been paid to exercise Options or SARs or for purposes of any other transactions involving outstanding Incentive Awards.

(q)    “Full Value Award” means any Incentive Award other than an Option or stock appreciation right.

(r)    “Good Reason” means, unless otherwise provided in any award agreement entered between the Company and the Participant with respect to an Incentive Award or effective employment agreement or other written agreement between the Participant and the Company with respect to the termination of a Participant’s employment with the Company, the Participant’s termination of employment on account of: (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in bonus opportunity or benefits that applies to all employees of the Company otherwise eligible to participate in the affected plan or (iii) a relocation of a Participant’s primary work location more than 30 miles from the Participant’s work location on the date of grant of a Participant’s Incentive Awards under the Plan, without the Participant’s prior written consent; provided that, within thirty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

(s)    “Incentive Award” means an Option or Other Stock-Based Award granted to a Participant pursuant to the terms of the Plan.

(t)    “Non-Employee Director” means a member of the Board of Directors who is not an Employee.

(u)    “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(v)    “Other Stock-Based Award” means an equity or equity-related award granted to a Participant pursuant to Section 7.

(w)    “Participant” means an Eligible Person who has been granted an Incentive Award pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(x)    “Performance-Based Compensation” means any Incentive Award that is granted subject to Section 8 of the Plan.

(y)    “Performance Goal” means the level of performance with respect to one or more Performance Measures that must be achieved during a Performance Period to earn a payment under an Incentive Award structured as Performance-Based Compensation.

(z)    “Performance Measures” means the measures described in Section 8 that may be used as part of a Performance Goal when granting Performance-Based Compensation.

(aa)    “Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to Performance-Based Compensation.

(bb)    “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(cc)    “Plan” means this Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan, as it may be amended from time to time.

(dd)    “Qualifying Termination” means a Participant’s termination of employment by the Company Without Cause or for Good Reason, in either case during the period commencing on a Change in Control and ending on the second anniversary of the Change in Control.

(ee)    “Securities Act” means the Securities Act of 1933, as amended.

(ff)    “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(gg)    “Voting Securities” means, at any time, Chipotle’s then outstanding voting securities.

(hh)    “Without Cause” means a termination of a Participant’s employment with the Company other than: (i) a termination of employment by the Company for Cause, (ii) a termination of employment as a result of the Participant’s death or Disability or (iii) a termination of employment by the Participant for any reason.

(ii)    “2015 Plan” means the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan as in effect prior to the Effective Date.

3.    Stock Subject to the Plan

(a)    In General

Subject to adjustment as provided in Section 9 and the following provisions of this Section 3, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan shall be increased from 5,560,000 to 6,830,000 shares of Common Stock in the aggregate. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be authorized and unissued shares, authorized and issued shares held in the Company’s treasury or otherwise acquired for purposes of the Plan, at the discretion of the Committee. Any shares of Common Stock subject to Options or stock appreciation rights shall be counted against the maximum share limitation of this Section 3(a) as one share of Common Stock for every share of Common Stock subject thereto. Any shares of Common Stock subject to Full Value Awards shall be counted against the maximum share limitation of this Section 3(a) as two shares of Common Stock for every share of Common Stock subject thereto. No further Incentive Awards shall be granted subject to the terms of the 2015 Plan.

Any shares of Common Stock related to Incentive Awards, whether granted under this Plan or the 2015 Plan, that at any time on or after the Effective Date, terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (including but not limited to settlement of an Incentive Award at less than the target number of shares), are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Incentive Awards not involving shares of Common Stock, shall be available again for grant under this Plan. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual or any successor provision) shall not count as used under the Plan for purposes of this Section 3. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Incentive Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or stock appreciation right, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to any outstanding Incentive Award, or (iii) shares of Common Stock reacquired by the Company with the amount received upon exercise of an Option.

Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock subject to Incentive Awards which may be granted under the Plan to any single Participant in any fiscal year of the Company shall not exceed 700,000 shares per fiscal year, all of which may be granted in the form of incentive stock options under Section 422 of the Code.

(b)    Prohibition on Substitutions and Repricings

Except as provided in this Section 3(b) in no event shall any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing. Notwithstanding the foregoing, the Committee may authorize the issuance of Incentive Awards in substitution for outstanding Full Value Awards, provided such substituted Incentive Awards are for a number of shares of Common Stock no greater than the number included in the original award, have an exercise price or base price (if applicable) at least as great as the exercise price or base price of the substituted award, and the effect of the substitution is (A) solely to add restrictions (such as performance conditions) to the award or (B) to provide a benefit to the Company (and not the Participant) (which, for the avoidance of doubt, shall include substitutions performed for the purpose of permitting the Incentive Awards to qualify as “performance based compensation” for purposes of Section 162(m) of the Code).

4.    Administration of the Plan; Certain Restrictions on Incentive Awards

The Plan shall be administered by a Committee of the Board of Directors designated by the Board of Directors consisting of two or more persons, at least two of whom qualify as Non-Employee Directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of the rules of any applicable stock exchange or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those Eligible Persons who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Company’s shares are traded, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that no such delegation may be made that would cause any Incentive Awards or other transactions under the Plan to fail to or cease to be exempt from Section 16(b) of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate (including without limitation the adoption or amendment of rules or regulations applicable to the grant, vesting or exercise of Incentive Awards issued to employees located outside the United States). Without limiting the generality of the foregoing, the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee specifically determines otherwise in writing. Decisions of the Committee shall be final, binding and conclusive on all parties.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment with or services as a Director of the Company during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award (iv) provide for the payment of dividends or Dividend Equivalents with respect to any such Incentive Award; or (v) otherwise amend an outstanding Incentive Award in whole or in part from time-to-time as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate to conform the Incentive Award to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code), which amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law; provided, that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

Except with respect to a maximum of five percent (5%) of the shares of Common Stock authorized under Section 3(a) as of the Effective Date, as may be adjusted under Section 9, any equity-based Incentive Award that vests on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting before the first (1st) anniversary of the Grant Date.

Also notwithstanding anything herein to the contrary, in no event shall any Incentive Award provide for acceleration of the vesting date of such award other than in connection with the death, disability or retirement of the Participant holding such Incentive Award or a Change in Control, provided, however, that this restriction will be inapplicable to awards representing no more than 5% of the total shares of Common Stock authorized for issuance under the Plan.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Chipotle shall indemnify and hold harmless each member of the Committee and each other Director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those Eligible Persons whom the Committee shall select from time to time. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6.    Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)    Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted. The agreement evidencing the award of each Option shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.

(b)    Term and Exercise of Options

(1)    Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted (including without limitation in accordance with terms and conditions relating to the vesting or exercisability of an Option set forth in any employment, severance, change in control or similar agreement entered into by the Company with a Participant on or after the date of grant) and subject to the restrictions set forth in Section 4; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2)    Each Option may be exercised in whole or in part; provided, however that the Committee (or its delegatee) may impose a minimum size for a partial exercise of an Option in its discretion from time to time. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)    An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise. With respect to any Participant who is a member of the Board or an officer (as defined under SEC Rule 16a-1), a tender of shares of Common Stock or, a cashless or net exercise shall be a subsequent transaction approved as part of the original grant of an Option for purposes of the exemption under Rule 16b-3 of the Exchange Act.

(4)    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine, except that Options may not be sold for consideration or transferred for value (provided further that donative transfers described in Section A.1.(a)(5) of the general instructions to Form S-8 shall not be deemed transfers for value for purposes of this section).

(5)    If the exercise of the Option following the termination of the Participant’s employment or service (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option and (ii) the expiration of a period of 30 days after the termination of the Participant’s employment or service during which the exercise of the Option would not be in violation of such registration requirements or other applicable requirements.

(6)    Notwithstanding the foregoing, the Committee may, in its sole discretion, implement a provision in existing and future grants of Options and stock appreciation rights providing that if, on the last day that an Option or stock appreciation right may be exercised, the Participant has not then exercised such Option, such Option shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment to such Participant after applying minimum required tax withholding. The Committee may delegate this authority to one or more of the Company’s officers, who may implement this provision by including it in grant agreements or including it in the Plan’s administrative rules, provided that such officers may not implement it in Incentive Awards to persons who are Non-Employee Directors or executive officers otherwise subject to reporting obligations under Section 16 of the Exchange Act.

(c)    Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a Non-Employee Director or other relationship between the Company and the Participant holding the Option, subject to the restrictions set forth in Section 4, provided, however, that except as expressly provided to the contrary in the agreement evidencing the award of a particular Option, where continued vesting or exercisability of an Option terminates in connection with the termination of a Participant’s employment relationship with the Company, such Participant’s employment relationship with the Company will be deemed, for purposes of such Option, to continue so long as Participant serves as either an employee of the Company or as a member of the Board. Notwithstanding the foregoing sentence, a Participant’s employment will be deemed to terminate immediately upon such Participant’s termination for Cause, regardless of whether Participant remains on the Board following such termination.

(d)    Effect of Qualifying Termination

If a Participant experiences a Qualifying Termination or a Non-Employee Director’s service on the Board terminates in connection with or as a result of a Change in Control, each Option outstanding immediately prior to such Qualifying Termination or termination of a Non-Employee Director’s service shall become fully and immediately vested and exercisable as of such Qualifying Termination or termination of a Non-Employee Director’s service and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Option.

(e)    Special Rules for Incentive Stock Options

(1)    The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary” as such term is defined in Section 424 of the Code of Chipotle) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations) (“Regulations”), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2)    No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Chipotle or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.    Other Stock-Based Awards

(a)    Authorization of Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may, subject to the restrictions set forth in Section 4 (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of cash-settled stock appreciation rights, stock-settled stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States. Notwithstanding the foregoing, any Other Stock-Based Award that is a stock appreciation right (i) shall have a base price of not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is granted, (ii) shall not have an expiration date greater than ten years from the date on which such stock appreciation right is granted and (iii) shall be subject to deemed exercise rule under Section 6(b)(6) using a settlement method similar to a net exercise for an Option.

(b)    Effect of Qualifying Termination; Other Termination Provisions

Except as may be expressly provided to the contrary by the Committee in an agreement evidencing the grant of an Other Stock-Based Award or any employment, severance, change in control or similar agreement entered into with a Participant, if a Participant experiences a Qualifying Termination or a Non-Employee Director’s service on the Board terminates in connection with or as a result of a Change in Control, each Other Stock-Based Award outstanding immediately prior to such Qualifying Termination or termination of Non-Employee Director’s service shall become fully and immediately vested and, if applicable, exercisable as of such Qualifying Termination or termination and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Other Stock-Based Award.

Furthermore, except as expressly provided to the contrary in the agreement evidencing the award of a particular Other Stock-Based Award, where continued vesting or exercisability of an Other Stock-Based Award terminates in connection with the termination of a Participant’s employment relationship with the Company, such Participant’s employment relationship with the Company will be deemed, for purposes of such Other Stock-Based Award, to continue so long as Participant serves as either an employee of the Company or as a member of the Board. Notwithstanding the foregoing sentence, a Participant’s employment will be deemed to terminate immediately upon such Participant’s termination for Cause, regardless of whether Participant remains on the Board following such termination.

8.    Incentive Awards Subject to Performance Goals

The Committee shall have the authority to grant Incentive Awards subject to the provisions of this Section 8 (collectively, “Performance-Based Compensation”). Performance-Based Compensation subject to this Section 8 may, but is not required, to be granted as “performance-based compensation” under Section 162(m) of the Code.

The Performance Measures that may be used to establish Performance Goals shall be based on attaining specific levels of performance (either alone or in any combination, and may be expressed with respect to the Company (and/or one or more of its Subsidiaries, divisions or operating units or groups or any combination of the foregoing), and may include any of the following as the Committee may determine: revenue growth; cash flow; cash flow from operations; net income; net income before equity compensation expense; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; capital expenditures; income from operations; income from operations excluding non-cash related entries; income from operations excluding non-cash adjustments; income from operations before equity compensation expenses; income from operations excluding equity compensation expense and lease expense; operating cash flow from operations; income before income taxes; gross or operating margin; restaurant-level operating margin; profit margin; assets; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on revenue; net or gross revenue; comparable restaurant sales; new restaurant openings; market share; economic value added; cost of capital; expense reduction levels; safety record; stock price; productivity; customer satisfaction; employee satisfaction; total shareholder return or any other financial or operational criteria that the Committee determines in its sole discretion to be appropriate. For any Plan Year, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in years prior to such Plan Year or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures.

To the extent that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance-Based Compensation granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) events of an “unusual nature” or of a type that indicates “infrequency of occurrence”, both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year. For the avoidance of doubt, the Committee may elect to exercise its authority to adjust an Incentive Award as described in this paragraph solely under the terms and conditions as set forth in the Incentive Award.

Performance Periods may be of any length. Awards intended to qualify as “performance-based compensation” under Section 162(m) shall be granted before twenty-five (25%) of the Performance Period has elapsed, but in no event later the 90th day after commencement of the Performance Period. The Committee shall establish (a) Performance Goals for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

To the extent determined by the Committee at the time the Performance Measures are established, the measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto, and any other events or circumstances that may render the Performance Goals unsuitable. To the extent determined by the Committee at the time the Performance

Measures are established, any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its discretion, deems appropriate.

Nothing in this Section 8 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

9.    Adjustment Upon Changes in Common Stock

(a)    Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be equitably adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b)    Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of Chipotle, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company or the payment of an extraordinary cash dividend, the number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award shall be adjusted as necessary to prevent the enlargement or dilution of rights under such Incentive Award.

(c)    Certain Mergers

Subject to any required action by the shareholders of Chipotle, in the event that Chipotle shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall adjust each Incentive Award outstanding on the date of such merger or consolidation to the extent deemed appropriate by the Committee so that it pertains to and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

(d)    Certain Other Transactions

In the event of (i) a dissolution or liquidation of Chipotle, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a Business Combination in which Chipotle is not the surviving corporation, (iv) a Business Combination in which Chipotle is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or (v) a Business Combination that is a Change in Control, the Committee shall, in its discretion, have the power to:

(i)    cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award equal to the value, as determined by the Committee in its discretion, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee in its discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price (with respect to an Option) or the base price (with respect to a stock appreciation right);

(ii)    provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award; or

(iii)    a combination of the foregoing, which may vary among Participants.

(e)    Other Changes

In the event of any change in the capitalization of Chipotle or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may, in its discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(f)    No Other Rights

Except as expressly provided in the Plan or the agreement evidencing the grant of an Option or Other Stock-Based Award, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Chipotle or any other corporation. Except as expressly provided in the Plan or the agreement evidencing the grant of an Option or Other Stock-Based Award, no issuance by Chipotle of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Incentive Award.

(g)    Code Section 409A

(i)    To the extent applicable and notwithstanding any other provision of the Plan, the Company intends to administer, operate and interpret the Plan and all Incentive Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company and its Subsidiaries (including their respective employees, officers, directors or agents) shall not have any liability to any Participant (or any other person) that is related to a Section 409A violation, nor will the Company indemnify or otherwise reimburse Participant (or any other person) for any liability incurred as a result of a violation of Code Section 409A.

(ii)    Notwithstanding any provision in Section 14 of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (A) adopt such amendments to the Plan and related agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and awards hereunder and/or (B) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. No action shall be taken under this Plan which shall cause an award to fail to comply with Section 409A of the Code, to the extent applicable to such Award.

(iii)    With respect to any Incentive Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Incentive Award granted under the Plan are designated as separate payments.

(iv)    Notwithstanding any payment provision in the Plan or an agreement evidencing an Incentive Award to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Incentive Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum, without interest, on the earliest date permitted under Section 409A of the Code that is also a business day.

10.    Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Notwithstanding any other provisions of this Section 10, dividends shall be subject to the same restrictions, including but not limited to meeting vesting requirements and achieving applicable Performance Goals, as the underlying Incentive Award or such other restrictions as the Committee may determine.

11.    No Special Employment Rights; No Right to Incentive Award

(a)    Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)    No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.    Securities Matters

(a)    Chipotle shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Chipotle shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Chipotle is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)    The exercise of any Option granted hereunder shall only be effective at such time as counsel to Chipotle shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Chipotle may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the Shares are then listed for trading. Chipotle shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.    Withholding Taxes

(a)    Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, Chipotle shall have the right to require the Participant to remit to Chipotle in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, Chipotle shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

(b)    Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to Chipotle a number of shares of Common Stock (subject to any minimum holding period as the Committee may determine) having a fair market value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

(c)    Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, Chipotle shall withhold such number of shares elected by the Participant not in excess of the maximum amount required for federal, state and local tax withholding attributable to such exercise, grant or vesting. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

(d)    Section 16 Approval

With respect to any Participant who is a member of the Board of Directors or an officer (as defined under SEC Rule 16a-1), a withholding or tender of shares of Common Stock shall be a subsequent transaction approved as part of the Incentive Award for purposes of the exemption under Rule 16b-3 of the Exchange Act.

14.    Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

15.    No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

16.    Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Chipotle unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

17.    Expenses and Receipts

The expenses of the Plan shall be paid by Chipotle. Any proceeds received by Chipotle in connection with any Incentive Award will be used for general corporate purposes.

18.    Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

19.    Duration of Plan

Effective with this amendment and restatement of the Plan, unless sooner terminated as provided herein, the Plan shall terminate on May 22, 2023. After the Plan is terminated, no new Incentive Awards may be granted but Incentive Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

20.    Company Recoupment of Incentive Awards

The rights contained in this Plan shall be subject to (i) any right that the Company may have under any other Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the recovery of “incentive-based compensation” under Section 10D of the Exchange Act, as amended (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission) or other applicable law. The Committee may determine, as late as the time of such recoupment or recovery, regardless of whether such method is stated in the Incentive Award agreement, whether the Company shall effect any such recoupment or recovery: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, (iv) by holdback or escrow (before or after taxation) of part or all the Common Stock, payment or property received upon exercise or satisfaction of an Incentive Award or (v) by any combination of the foregoing.

21.    International Participants.

With respect to Participants who reside or work outside of the United States of America and subject to Section 8 above, the Committee may in its sole discretion grant Incentive Awards on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions and/or to obtain more favorable tax or other treatment for a Participant, the Company or its Subsidiaries. For avoidance of doubt, the Committee may delegate its authority under this Section 21 with respect to any Participant; provided, however that only the Committee (or a subcommittee) thereof shall be authorized to grant Incentive Awards or otherwise provide additional benefits to a member of the Board of Directors or officer (as defined under SEC Rule 16a-1).

22.    Provisions Relating to Termination of Consultants and Non-Employee Directors.

To the extent that an Incentive Award is made to a Non-Employee Director or Consultant, the provisions of the Plan relating to termination of employment shall be deemed to refer to the termination of such individual’s service with the Company or a Subsidiary.

23.    Certain Terminations of Employment, Hardship and Approved Leave of Absence.

Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the

Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. The Committee shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Committee shall be taken consistent with the requirements of Section 409A of the Code.

24.    Tolling of Exercisability of Options and Stock Appreciation Rights.

In the event a Participant is prevented from exercising an Option or stock appreciation right or the Company is unable to settle an Incentive Award due to either any trading restrictions applicable to the Company’s shares of Common Stock, the Participant’s physical infirmity or administrative error by the Company relied upon and not caused by the Participant, then unless otherwise determined by the Committee, the length of time applicable to any such restriction, condition or event shall toll any exercise period (i) until such restriction lapses, (ii) until the Participant (or his representative) is able to exercise the Incentive Award or (iii) until such error is corrected, as applicable.

25.     No Duty to Inform Regarding Exercise Rights.

Neither the Company, its Subsidiaries, the Committee nor the Board of Directors shall have any duty to inform a Participant of the pending expiration of the period in which a stock appreciation right may be exercised or in which an Option may be exercised.

26.    No Constraint on Corporate Action.

Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

27.    Effect of Disposition of Facility or Operating Unit.

If the Company or any of its Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries then, with respect to Incentive Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 9 with respect to a Change in Control. If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and the terms and conditions of the award agreement and the other terms and conditions of this Plan shall control.

28.    Limitations Period.

Any person who believes he or she is being denied any benefit or right under this Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to this Plan or an Incentive Award granted hereunder may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit relating to this Plan or an Incentive Award shall be Wilmington, Delaware.